SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2008
VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-33841 (Commission File Number)	20-8579133 (IRS Employer Identification No.)
1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)
(205) 298-3000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 11, 2008, pursuant to previous Board authorization, Donald M. James, Chief Executive Officer of Vulcan Materials Company (the “Company”) executed amended and restated plans, programs and employee arrangements of the Company (the “Plans”) to comply with the American Jobs Creation Act of 2004, and the regulations issued under Section 409A of the Internal Revenue Service Code of 1986, as amended (“Section 409A”) regulating non-qualified deferred compensation plans. The Compensation Committee of the Board ratified his actions on December 12, 2008. The amended and restated Plans supersede the existing Plans. The only changes made to the Plans were those deemed necessary to amend the timing and payment of the benefits provided by the Plans to bring them into compliance with Section 409A.
     Where applicable, the Change in Control definition in the Plans was changed to the Section 409A standard definition. Under that definition, a Change in Control occurs upon:
(i)	acquisition by any person or group of more than 50 percent of the total fair market value or voting power of the Company’s stock. A transfer or issuance of Company stock is counted only if the stock remains outstanding after the transaction. An increase in stock ownership as a result of the Company’s acquisition of its own stock in exchange for property is counted for purposes of the change in ownership standard.
(ii)	(a)	acquisition by a person or group during a 12-month period of stock possessing 30 percent of the total voting power of the Company’s stock, or
(b)	replacement of a majority of the Board of Directors during any 12-month period by directors not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iii)	acquisition by a person or group during a 12-month period of Company assets having a total gross fair market value of 40 percent of the total gross fair market value of the Company’s assets immediately prior to such acquisition. An exception exists for a transfer of Company assets to a shareholder controlled entity, including transfer to a person owning 50 percent or more of the total value or voting power of the Company’s shares.
     Also, in certain of the Plans, payments pursuant to the Plans were delayed six months to comply with Section 409A. The foregoing description of the amendments to the Plans is qualified in its entirety by reference to the full text of the Plans, which are filed herewith as Exhibits to this Report and are incorporated into this Report by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits:

Exhibit No.	Description

10.1	Executive Deferred Compensation Plan, as amended through December 11, 2008.

10.2	Executive Incentive Plan of the Company, as amended through December 11, 2008.

Exhibit No.	Description

10.3	Management Incentive Plan of the Company, as amended through December 11, 2008.

10.4	The Unfunded Supplemental Benefit Plan for Salaried Employees, as amended through December 11, 2008.

10.5	The Deferred Compensation Plan for Directors Who Are Not Employees of the Company, as amended through December 11, 2008.

10.6	The Restricted Stock Plan for Nonemployee Directors of the Company, as amended through December 11, 2008.

10.7	Form Deferred Stock Unit Amended Agreement, as amended December 11, 2008.

10.8	Form Performance Share Unit Award Agreement, as amended December 11, 2008.

10.9	Form Director Deferred Stock Unit Award Agreement, as amended December 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company
Date: December 17, 2008	By:	/s/ Robert A. Wason IV
Robert A. Wason IV